Exhibit 99

CONVERGYS NEWS RELEASE

Convergys Reports Second Quarter Results

Raises 2012 Earnings Guidance

Completes Information Management Sale and Simplifies Corporate Structure

Increases Share Repurchase Authorization to $250 Million

(Cincinnati; July 31, 2012) — Convergys Corporation (NYSE: CVG), a global leader in relationship management, today announced its financial results for the second quarter of 2012.

The company also announced that the Board of Directors approved increasing the authorization for share repurchases to $250 million in the aggregate.

Second Quarter Summary

•	Total revenue from continuing operations of $491 million, up three percent compared with prior year

•	Adjusted EBITDA from continuing operations of $58 million, up nine percent compared with prior year

•	Adjusted EPS from continuing operations of $0.19 compared with $0.17 in the prior year; GAAP EPS of $0.13

•	5.3 million Convergys shares repurchased year to date at average price of $13.95 per share

•	$757 million cash and short term investments on balance sheet at quarter end

•	Raised 2012 guidance for adjusted earnings

“We delivered excellent results from operations with increases in revenue, adjusted EBITDA and adjusted EPS,” said Jeff Fox, president and CEO of Convergys. “With the sale of the Information Management business we simplified our structure into a singularly focused company. Today, Convergys is a well capitalized market-leading customer management business with significant strategic and financial flexibility. We are committed to creating long-term value through close engagement with our clients, investment in operational excellence and disciplined deployment of capital.”

Fox added, “Based on our current financial strength and our confidence in the business, we paid a five-cent dividend, repurchased $74 million of our stock, and are raising our earnings guidance for the full year.”

Information Management Sale and Corporate Simplification Impacts – Convergys completed the sale of its Information Management business for $449 million in May. Consequently, second quarter results include $96 million of primarily non-cash impairment and other charges resulting from the Information Management sale and subsequent actions to simplify the corporate structure.

As discussed in the Form 10-Q for the first quarter of 2012, the sale of the Information Management business in the second quarter triggered an impairment assessment of certain of the company’s reporting units. The company determined that the estimated fair value of the Customer Interaction Technology reporting unit within the Customer Management segment was less than its carrying value due in part to the removal of Information Management client sales of this unit’s products. Consequently, second-quarter 2012 operating results include a $46 million non-cash goodwill impairment of the Customer Interaction Technology reporting unit which is reported in the Customer Management segment.

Second-quarter 2012 results also include charges associated with simplification of the corporate structure consisting of $43 million non-cash facilities impairment, $6 million in severance costs, $3 million of costs previously allocated to the Information Management business included in corporate operating income, $1 million of debt financing fees and $3 million of net retirement plan credits.

To provide clarity into the underlying contribution from continuing operations of the business, reconciliation tables of GAAP to non-GAAP results are attached.

Second Quarter Results

Revenue – Total revenue from continuing operations was $491 million, a three percent increase compared with $475 million in the same period last year.

Operating Income – Adjusted operating income from continuing operations was $35 million, up 7 percent compared with $32 million in the same period last year. GAAP operating loss from continuing operations was $61 million, including $95 million of the impairment and other net charges described above, compared with operating income from continuing operations of $26 million, including $6 million of Information Management-related costs in the same period last year.

Summary of Operating Income

($ in millions, except per share amounts)	2Q’12	2Q’11
Operating income from continuing operations	(60.5)	26.4
Information Management sale-related, simplification and other charges	95.1	5.9
Adjusted operating income from continuing operations	34.6	32.3

Customer Management adjusted operating income was $39 million, compared with $37 million, including a net $5 million insurance benefit, in the same period last year. Customer Management adjusted operating margin was 8.1 percent, compared with 7.9 percent in the same period last year. Customer Management GAAP operating loss was $7 million including the $46 million goodwill impairment discussed above.

Adjusted EBITDA – Adjusted EBITDA was $58 million, up nine percent compared with $53 million in the same period last year. Adjusted EBITDA excludes $95 million impairment and other operating charges in the current year discussed above as well as $6 million Information Management-related costs and $10 million Cellular Partnerships equity earnings in the prior year.

Net Income – Adjusted net income from continuing operations was $23 million, or $0.19 per diluted share, compared with $21 million, or $0.17 per diluted share, in the same period last year. GAAP net loss from continuing operations was $54 million, or $0.47 per diluted share, including the charges described above, compared with net income of $24 million, or $0.19 per diluted share, including the Information Management-related costs and Cellular Partnerships equity earnings discussed above in the same period last year. GAAP net income from discontinued and continuing operations was $15 million, or $0.13 per diluted share.

Summary of Net Income

($ in millions, except per share amounts)	2Q’12	2Q’11
Net income from discontinued and continuing operations	15	32
Diluted EPS from discontinued and continuing operations	$0.13	$0.26
Net income from continuing operations	(54)	24
Diluted EPS from continuing operations	$(0.47)	$0.19
Adjusted net income from continuing operations	23	21
Adjusted diluted EPS from continuing operations	$0.19	$0.17

Free Cash Flow – Free cash flow was $13 million, compared with $48 million in the same period last year.

Net Cash and Short Term Investments – At June 30, 2012, cash and short term investments were $757 million, debt maturing in one year was $1 million and long-term debt was $60 million. Net cash and short term investments totaled $696 million at June 30, 2012, compared with $309 million at March 31, 2012, and $9 million at the end of the second quarter last year.

Share Repurchase – Convergys repurchased 5.3 million shares year to date at a cost of $74 million. The Board of Directors of the company increased the current authorization to purchase outstanding shares to $250 million.

Quarterly Dividend – Convergys paid its first regular quarterly dividend of $0.05 per share in July to holders of record at the close of business on June 22, 2012. The next dividend payment is scheduled to be made on October 5, 2012, to shareholders of record at the close of business on September 21, 2012.

2012 Business Outlook – Continuing Operations

Convergys expects adjusted results from continuing operations for the full year 2012 compared with 2011 adjusted results to include:

•	Customer Management revenue of $1.975 billion to $2 billion, increasing from $1.919 billion last year;

•	Adjusted EBITDA of $225 million to $232 million, rising from prior guidance of $220 million to $230 million, and improving from $220 million last year; and

•	Adjusted EPS of $0.80 to $0.85, rising from prior guidance of $0.75 to $0.80, and improving from adjusted EPS of $0.77 last year.

To provide a relevant comparison of 2012 guidance for results from continuing operations with 2011 underlying performance, a table is attached that reconciles 2011 GAAP to 2011 non-GAAP operating income, net income from continuing operations, earnings from continuing operations per share and adjusted EBITDA, excluding results from discontinued operations, equity earnings from the Cellular Partnerships, the impacts of the Cellular Partnerships and Finance and Accounting asset sales, Information Management-related costs included in continuing operations and certain other tax items.

Not included in this guidance is the impact of any future strategic acquisitions or additional share repurchase activities. Also not included in this guidance are results classified within discontinued operations, including the impact of the sale of the Information Management business as well as other costs that may be incurred related to, or as a result of, the transaction, including the charges discussed above and simplification of the corporate structure.

Forward-Looking Statements Disclosure and “Safe Harbor” Note

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. In some cases, one can identify forward looking statements by terminology such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance, “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of major industries that we serve; (iii) our inability to protect personally identifiable data against unauthorized access or unintended release; (iv) our inability to maintain and upgrade our technology and network equipment in a timely manner; (v) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; (vi) the failure to meet expectations regarding the accounting and tax treatments of the Information Management transaction; (vii) higher than expected costs of replacing services provided by the Information Management business to the rest of Convergys’ businesses; (viii) higher than expected costs of providing transition services and other support to the Information Management business and (ix) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G; pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables. To assess the underlying operational performance of the continuing operations of the business for the quarter and to have a basis to compare underlying operating results to prior and future periods, management uses second-quarter 2012 operating income, net income from continuing operations and diluted earnings per share from continuing operations metrics excluding asset impairment charges, corporate restructuring costs, certain Information Management-related costs that did not meet the criteria for presentation as discontinued operations, interest expense for debt reduction and net post-employment benefit plan credits, and second-quarter 2011 operating income excluding the Information Management-related costs as well as net income from continuing operations and diluted earnings per share from continuing operations also excluding contributions from the company’s investments in the Cellular Partnerships.

These charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the items above, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There is no material purpose for which we use these non-GAAP measures beyond those described above.

The company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the company’s underlying performance relative to other companies in the industry.

Management uses free cash flow to assess the financial performance of the company. Convergys’ management believes that free cash flow is useful to investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations, such as investment in the company’s existing businesses. Further, free cash flow facilitates management’s ability to strengthen the company’s balance sheet, to repurchase the company’s stock, and to repay the company’s debt obligations. Management also believes the presentation of this measure will enhance the investors’ ability to analyze trends in the business and evaluate the company’s underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow include that it does not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There is no material purpose for which we use these non-GAAP measures beyond the purposes described above.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation:

Convergys will hold its Second Quarter Financial Results webcast presentation at 8:30 a.m., Eastern time, Wednesday, August 1st. It will feature President and CEO Jeff Fox, Customer Management President and Chief Operating Officer Andrea Ayers, new CFO Andre Valentine and departing CFO Earl Shanks. The webcast presentation will take place live and will then be available for replay at this link—http://tinyurl.com/2Q12ConferenceCall. This link will replay the webcast presentation through September 1st. You may also access the webcast or the recording via the Convergys website, www.convergys.com. Click “company,” then “Investor Relations,” then “Events and Webcasts.”

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About Convergys

As a leader in customer management for over 30 years, Convergys Corporation (NYSE: CVG) is uniquely focused on helping companies find new ways to enhance the value of their customer relationships and deliver consistent customer experiences across all channels and geographies.

Every day, our nearly 75,000 employees help our clients balance the demands of increasing revenue, improving customer satisfaction, and reducing overall cost using an optimal mix of agent, technology, and analytics solutions. Our actionable insight stems from handling billions of customer interactions annually for our clients.

Visit www.convergys.com to learn more.

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

Contacts:

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Krista Boyle, Public/Media Relations

+1 513 723 2061 or krista.boyle@convergys.com

CONVERGYS CORPORATION

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended Jun 30,		% Change	For the Six Months Ended Jun 30,		% Change
(In millions except per share amounts)	2012	2011		2012	2011
Revenues
Customer Management	$488.2	$469.6	4	985.7	928.1	6
Corporate and Other	2.9	5.0	(42)	2.9	11.3	(74)

Total Revenues	491.1	474.6	3	988.6	939.4	5

Costs and Expenses:
Cost of Providing Services and Products Sold	316.5	304.5	4	634.2	600.1	6
Selling, General and Administrative	114.1	119.6	(5)	238.8	239.4	(0)
Research and Development Costs	2.5	3.6	(31)	6.4	7.5	(15)
Depreciation	20.5	18.7	10	40.8	37.6	9
Amortization	1.8	1.8	0	3.7	3.7	0
Restructuring Charges	7.6	—	NM	7.6	—	NM
Asset Impairment	88.6	—	NM	88.6	—	NM

Total Costs and Expenses	551.6	448.2	23	1,020.1	888.3	15

Operating (Loss) Income	(60.5)	26.4	NM	(31.5)	51.1	NM
Earnings from Cellular Partnerships, net	—	10.0	(100)	—	20.2	(100)
Other Income, net	0.7	0.2	NM	2.1	7.8	(73)
Interest Expense	(4.4)	(4.3)	2	(8.0)	(8.9)	(10)

(Loss) Income Before Income Taxes and Discontinued Operations	(64.2)	32.3	NM	(37.4)	70.2	NM
Income Tax (Benefit) Expense	(10.5)	8.3	NM	(5.1)	18.3	NM

(Loss) Income from Continuing Operations, net of tax	(53.7)	24.0	NM	(32.3)	51.9	NM
Income from Discontinued Operations, net of tax expense of $49.7 and $4.0 for the three months ended June 30, 2012 and 2011, respectively, and $52.7 and $9.3 for the six months ended June 30, 2012 and 2011, respectively	68.3	7.7	NM	73.0	14.7	NM

Net Income	$14.6	$31.7	(54)	40.7	66.6	(39)

Basic Earnings (Loss) Per Common Share
Continuing Operations	$(0.47)	$0.20	NM	$(0.28)	$0.43	NM
Discontinued Operations	$0.60	$0.06	NM	$0.63	$0.12	NM

Net Basic Earnings Per Common Share	$0.13	$0.26	(51)	$0.35	$0.55	(36)

Diluted Earnings (Loss) Per Common Share
Continuing Operations	$(0.47)	$0.19	NM	$(0.28)	$0.42	NM
Discontinued Operations	$0.60	$0.07	NM	$0.63	$0.11	NM

Net Diluted Earnings Per Common Share	$0.13	$0.26	(50)	$0.35	$0.53	(34)

Weighted Average Common Shares Outstanding
Basic	115.4	120.7		115.7	121.4
Diluted	115.4	124.1		115.7	124.8
Market Price Per Share
High	$14.82	$14.63		$14.82	$15.00
Low	$12.40	$12.27		$12.13	$12.27
Close	$14.77	$13.64		$14.77	$13.64

CONVERGYS CORPORATION

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	Three Months Ended
	Ended Jun 30,
	2012	2011
Operating (loss) income as reported under U.S. GAAP	$(60.5)	$26.4
Restructuring (a)	6.4	—
Asset impairment (b)	88.6	—
Pension and other post employment benefit plan curtailment benefit (c)	(2.7)	—
Information Management costs not qualifying as Discontinued Operations (d)	2.8	5.9

Total charges	95.1	5.9

Adjusted operating income (a non-GAAP measure)	$34.6	$32.3

(Loss) Income Before Income Taxes and Discontinued Operations as reported under U.S. GAAP	$(64.2)	$32.3
Operating charges above	95.1	5.9
Earnings from investment in Cellular Partnerships, net (e)	—	(10.0)
Orlando financing fees (f)	1.1	—

Adjusted Income Before Income Taxes and Discontinued Operations (a non-GAAP measure)	$32.0	$28.2

(Loss) Income from continuing operations, net of tax, as reported under U.S. GAAP	$(53.7)	$24.0
Total operating charges from above, net of tax	75.5	3.7
Earnings from investment in Cellular Partnerships of $10.0, net of tax (e)	—	(6.5)
Orlando financing fees of $1.1, net of tax (f)	0.7	—

Adjusted net income from continuing operations (a non-GAAP measure)	$22.5	$21.2

Diluted EPS from continuing operations as reported under U.S. GAAP	$(0.47)	$0.19
Net impact of total charges included in continuing operations (g)	0.66	(0.02)

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.19	$0.17

(a)	The results for the three months ended June 30, 2012 include $6.4 of restructuring charges within Corporate and Other consisting of severance charges related to the change in the Company's executive team and streamlining of operations as a result of the sale of the Information Management business.
(b)	During the three months ended June 30, 2012, the Company recorded an impairment charge of $46.0 for the goodwill of the Customer Interaction Technology reporting unit. In addition, as the result of a decision to monetize certain Corporate facilities, these assets were reclassified to Held for Sale, resulting in an impairment charge of $42.6 to reduce the carrying value to estimated fair value less cost to sell.
(c)	During the three months ended June 30, 2012, the Company recorded net pension and other post employment benefit plan curtailment benefit of $2.7, including $4.1 of curtailment credits from pension and other post employment benefits plans and $1.4 of post-retirement benefits costs related to changes in the executive management team.
(d)	In March 2012, the Company signed a definitive agreement to sell the Information Management business and the sale substantially closed in May 2012. The results of operations of this business met the criteria for presentation as discontinued operations and therefore are presented on this basis for all periods presented. Certain costs previously allocated to the Information Management business do not qualify for discontinued operations accounting treatment and are required to be reported as costs within continuing operations. The Company classified $2.8 and $5.9 of these costs which previously would have been presented within the Information Management segment within continuing operations for the three months ended June 30, 2012 and 2011, respectively.
(e)	In July 2011, Convergys completed the sale of its 33.8% interest in the Cincinnati SMSA Limited Partnership and its 45.0% interest in Cincinnati SMSA Tower Holdings LLC (together the Cellular Partnerships) for $320. The Company recognized a pre-tax gain on the sale of these investments of $265 in the third quarter of 2011. In addition, upon completion of the sale, the Company no longer reports ongoing income from this investment. For comparability, we are excluding the impact of $10.0 of earnings from the investment in the Cellular Partnerships, net of tax for the three months ended June 30, 2011.
(f)	In the second quarter of 2012, the Company exercised its option to purchase its leased office facility in Orlando, Florida by discharging the related lease financing obligation in the aggregate principal amount of $55.0. In connection with the purchase, the Company expensed $1.1 of previously deferred financing fees as interest expense.
(g)	Net charges on a per share basis includes an adjustment to Diluted EPS utilizing diluted shares outstanding of 119.0 for the three months ended June 30, 2012. As the Company recorded a loss from continuing operations under U.S. GAAP, shares outstanding utilized to calculate Diluted EPS from continuing operations are equivalent to basic shares outstanding. Shares outstanding utilized to calculate Adjusted diluted EPS from continuing operations reflect the number of diluted shares the Company would have reported if reporting net income from continuing operations under U.S. GAAP.

Management uses operating income excluding the above items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	Six Months Ended Ended Jun 30,
	2012	2011
Operating (loss) income as reported under U.S. GAAP	$(31.5)	$51.1
Restructuring (a)	6.4	—
Asset impairment (b)	88.6	—
Pension and other post employment benefit plan curtailment benefit (c)	(2.7)	—
Information Management costs not qualifying as Discontinued Operations (d)	8.8	11.5

Total charges	$101.1	$11.5

Adjusted operating income (a non-GAAP measure)	$69.6	$62.6

(Loss) Income Before Income Taxes and Discontinued Operations as reported under U.S. GAAP	$(37.4)	$70.2
Total operating charges from above	101.1	11.5
Gain on sale of F&A line of business (e)	—	(7.0)
Earnings from investments in Cellular Partnerships, net (f)	—	(20.2)
Orlando financing fees (g)	1.1	—

Total charges	102.2	(15.7)

Adjusted Income Before Income Taxes and Discontinued Operations (a non-GAAP measure)	$64.8	$54.5

Income (loss) from continuing operations, net of tax, as reported under U.S. GAAP	$(32.3)	$51.9
Total operating charges from above, net of tax	80.3	8.2
Gain on sale of F&A line of business of $7.0, net of tax (e)	—	(4.3)
Earnings from investments in Cellular Partnerships of $20.2, net of tax (f)	—	(13.1)
Orlando financing fees of $1.1, net of tax (g)	0.7	—

Adjusted income from continuing operations, net of tax (a non-GAAP measure)	$48.7	$42.7

Diluted EPS from continuing operations as reported under U.S. GAAP	$(0.28)	$0.42
Net impact of total charges included in continuing operations (h)	0.69	(0.08)

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.41	$0.34

(a)	The results for the six months ended June 30, 2012 include $6.4 of restructuring charges within Corporate and Other to reflect the change in our executive team and to reflect the impact of the sale of the Information Management business.
(b)	During the six months ended June 30, 2012, the Company recorded an impairment charge of $46.0 for the goodwill of the Customer Interaction Technology reporting unit. In addition, as the result of a decision to monetize certain assets, these assets were reclassified to Held for Sale and the Company recorded an impairment charge of $42.6 to reduce the carrying value to estimated fair value less cost to sell.
(c)	During the six months ended June 30, 2012, the Company recorded net pension and other post employment benefit plan curtailment benefit of $2.7, including $4.1 of curtailment credits from pension and other post employment benefits plans and $1.4 of post-retirement benefits costs related to changes in the executive management team.
(d)	In March 2012, the Company signed a definite agreement to sell the Information Management business and the sale substantially closed in May 2012. The results of operations met the criteria for presentation as discontinued operations and therefore are presented on this basis for all periods presented. Certain costs previously allocated to the Information Management segment do not qualify for discontinued operations accounting treatment and are required to be reported as costs within continuing operations. The Company classified $8.8 and $11.5 of these costs which previously would have been presented within the Information Management segment within continuing operations for the six months ended June 30, 2012 and 2011, respectively.
(e)	In the first quarter of 2011, the Company completed the sale of the Finance and Accounting outsourcing line of business for approximately $10, resulting in a pre-tax gain of $7.0 and an after tax gain of $4.3.
(f)	In July 2011, Convergys completed the sale of its 33.8% interest in the Cincinnati SMSA Limited Partnership and its 45.0% interest in Cincinnati SMSA Tower Holdings LLC (together the Cellular Partnerships) for $320. The Company recognized a pre-tax gain on the sale of these investments of $265 in the third quarter of 2011. In addition, upon completion of the sale, the Company no longer reports ongoing income from this investment. For comparability, we are excluding the impact of $20.2 of earnings from the investment in the Cellular Partnerships, net of tax for the six months ended June 30, 2011.
(g)	In the second quarter of 2012, the Company exercised its option to purchase its leased office facility in Orlando, Florida by discharging the related lease financing obligation in the aggregate principal amount of $55.0. In connection with the purchase, the Company expensed $1.1 of previously deferred financing fees as interest expense.
(h)	Net charges on a per share basis includes an adjustment to Diluted EPS utilizing diluted shares outstanding of 119.4 for the six months ended June 30, 2012. As the Company recorded a loss from continuing operations under U.S. GAAP, shares outstanding utilized to calculate Diluted EPS from continuing operations are equivalent to basic shares outstanding. Shares outstanding utilized to calculate Adjusted diluted EPS from continuing operations reflect the number of diluted shares the Company would have reported if reporting net income from continuing operations under U.S. GAAP.

Management uses operating income, income from continuing operations, net of tax and earnings per share data excluding the items above to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Segment Revenues and Operating Income

(Unaudited)

	For the Three Months			For the Six Months
	Ended Jun 30,		%	Ended Jun 30,		%
(In millions)	2012	2011	Change	2012	2011	Change
Revenues:
Customer Management	$488.2	$469.6	4	$985.7	$928.1	6
Corporate	2.9	5.0	(42)	2.9	11.3	(74)

Revenue from Continuing Operations	$491.1	$474.6	3	$988.6	$939.4	5

Operating Income (Loss):
Customer Management	$(6.6)	$37.3	NM	$32.5	$69.5	(53)
Asset impairment	46.0	—		46.0	—

Customer Management Adjusted Operating Income (a non-GAAP metric)	$39.4	$37.3		$78.5	$69.5

Corporate and Other	(53.9)	(10.9)	NM	(64.0)	(18.4)	NM
Information Management costs not qualified as Discontinued Operations	2.8	5.9	(53)	8.8	11.5	(23)
Restructuring	6.4	—	NM	6.4	—	NM
Asset impairment	42.6	—	NM	42.6	—	NM

Net post employment benefit plan credits	(2.7)	—	NM	(2.7)	—	NM

Corporate Adjusted Operating Income (a non-GAAP metric)	(4.8)	(5.0)	(4)	(8.9)	(6.9)	29

Operating (Loss) Income from Continuing Operations	$(60.5)	$26.4	NM	$(31.5)	$51.1	NM
Total charges above	95.1	5.9		101.1	11.5

Adjusted Operating Income (a non-GAAP metric)	$34.6	$32.3	7	$69.6	$62.6	11

CONVERGYS CORPORATION

Customer Management—Operating Segment Data

(Unaudited)

	For the Three Months			For the Six Months
	Ended Jun 30,		%	Ended Jun 30,		%
(In millions)	2012	2011	Change	2012	2011	Change
Revenues:
Communications	$295.2	$276.2	7	$590.4	$543.8	9
Technology	42.6	45.6	(7)	84.4	87.5	(4)
Financial Services	52.5	54.9	(4)	105.1	109.5	(4)
Other	97.9	92.9	5	205.8	187.3	10

Total Customer Management Revenues	488.2	469.6	4	985.7	928.1	6
Costs and Expenses:
Cost of Providing Services and Products Sold	314.7	301.8	4	633.1	593.3	7
Selling, General and Administrative	111.5	110.4	1	228.8	224.5	2
Research and Development Costs	2.5	3.6	(31)	6.4	7.5	(15)
Depreciation	17.1	14.7	16	34.0	29.6	15
Amortization	1.8	1.8	0	3.7	3.7	0
Restructuring Charges	1.2	—	NM	1.2	—	NM
Asset Impairment	46.0	—	NM	46.0	—	NM

Total Costs and Expenses	494.8	432.3	14	953.2	858.6	11

Operating (Loss) Income as reported under U.S. GAAP	$(6.6)	$37.3	NM	$32.5	$69.5	(53)

Asset Impairment	46.0	—		46.0	—

Adjusted Operating Income (a non-GAAP measure)	$39.4	$37.3	6	$78.5	$69.5	13

Depreciation	17.1	14.7		34.0	29.6
Amortization	1.8	1.8		3.7	3.7

Adjusted EBITDA (a non-GAAP measure)	$58.3	$53.8	8	$116.2	$102.8	13

Operating Margin	NM	7.9%		3.3%	7.5%
Adjusted Operating Margin (a non-GAAP measure)	8.1%	7.9%		8.0%	7.5%
Adjusted EBTIDA Margin (a non-GAAP measure)	11.9%	11.5%		11.8%	11.1%

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

On a segment basis, Operating Income is the most closely related GAAP measure to the non-GAAP measures EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income or other income statement data prepared in accordance with GAAP and our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses the non-GAAP measures, EBITDA and Adjusted EBITDA, and the GAAP measure, operating income, in evaluation of the segment's underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

(Unaudited)

	For the Three Months		For the Six Months
	Ended Jun 30,		Ended Jun 30,
(In millions)	2012	2011	2012	2011
(Loss) Income from Continuing Operations, net of tax	$(53.7)	$24.0	$(32.3)	$51.9
Depreciation and Amortization	22.3	20.5	44.5	41.3
Interest expense	4.4	4.3	8.0	8.9
Income tax (benefit) expense	(10.5)	8.3	- 5.1	18.3

EBITDA (a non-GAAP measure)	$(37.5)	$57.1	15.1	120.4

Asset impairment charges	88.6	—	88.6	—
Earnings from interests in Cellular Partnerships, net	—	(10.0)	—	(20.2)
Gain on sale of F&A line of business	—	—	—	(7.0)
Restructuring	6.4	—	6.4	—
Information Management costs not qualifying as Discontinued Operations	2.8	5.9	8.8	11.5
Pension and other post employment benefit plan curtailment benefit	(2.7)	—	(2.7)	—

Adjusted EBITDA (a non-GAAP measure)	$57.6	$53.0	$116.2	$104.7

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

These non-GAAP measures should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of these measures may not be comparable to similarly-titled measures used by other companies. Management uses both these non-GAAP measures and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Consolidated Balance Sheets

(Unaudited)

(In millions)	Jun. 30, 2012	Dec. 31, 2011
Assets
Cash and Cash Equivalents	$718.8	$421.8
Short Term Investments	38.2	22.7
Receivables—Net	307.8	305.9
Other Current Assets	102.6	110.2
Current Assets—Held for Sale	30.3	90.5
Property and Equipment—Net	262.0	343.9
Other Assets	651.9	724.8
Other Assets—Held for Sale	—	306.1

Total Assets	$2,111.6	$2,325.9

Liabilities and Shareholders’ Equity
Debt Maturing in One Year	$0.8	$6.2
Other Current Liabilities	335.9	311.2
Current Liabilities—Held for Sale	—	64.8
Other Liabilities	300.9	365.5
Long-Term Debt	59.9	120.9
Other Liabilities—Held for Sale	—	45.8
Common Shareholders’ Equity	1,414.1	1,411.5

Total Liabilities and Shareholders’ Equity	$2,111.6	$2,325.9

Convergys Corporation

Summarized Statement of Cash Flow

(Unaudited)

	For the Three Months Ended Jun 30,				For the Six Months Ended Jun 30,
(In millions)	2012		2011		2012		2011
Net cash provided by operating activities	$39.7		$67.2		$51.6		$102.0
Net cash provided by (used in) investing activities	391.8	(a)	(19.6	)(a)	371.8	(b)	(27.3	)(b)
Net cash used in financing activities	(123.2)		(32.6)		(126.4)		(79.5)

Net increase (decrease) in cash	$308.3		$15.0		$297.0		$(4.8)

(a)	Includes $27.0 and $19.6 of capital expenditures, net of proceeds for disposals, for the three months ended June 30, 2012 and 2011, respectively.
(b)	Includes $47.0 and $37.3 of capital expenditures, net of proceeds for disposals, for the six months ended June 30, 2012 and 2011, respectively.

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
(In millions)	2012	2011	2012	2011
Net cash provided by operating activities	$39.7	$67.2	51.6	102.0

Capital expenditures, net	(27.0)	(19.6)	(47.0)	(37.3)

Free cash flow (a non-GAAP measure)	$12.7	$47.6	4.6	64.7

Management uses free cash flow to assess the financial performance of the Company. Convergys' Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow facilitates Management’s ability to strengthen the Company’s balance sheet, to repay the Company’s debt obligations and to repurchase the Company’s common shares. Management also believes the presentation of this measure will enhance the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above. This non-GAAP measure should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Reconciliation of GAAP results from Continuing Operations

to non-GAAP metrics for Comparison to 2012 Guidance

(In Millions Except Per Share Amounts)

	2011
	Q1	Q2	Q3	Q4	YTD
Operating Income under U.S. GAAP	$37.0	$38.1	$43.5	$49.7	$168.3

IM operating income reported in discontinued operations	(12.3)	(11.7)	(15.4)	(18.8)	(58.2)
IM costs not qualifying as discontinued operations	5.6	5.9	6.3	5.8	23.6

Adjusted Operating Income (a non-GAAP measure)	30.3	32.3	34.4	36.7	133.7

Net Income from Continuing Operations under U.S GAAP	$34.9	$31.7	$213.7	$48.0	$328.3
Income from Cellular Partnerships, net of tax of $10.2 and $10.0, net of tax	(6.6)	(6.5)	—	—	(13.1)
Gain on sale of interests in Cellular Partnerships of $265.0, net of tax	—	—	(171.8)	—	(171.8)
Gain on sale of F&A business of $7.0, net of tax	(4.3)	—	—	—	(4.3)
Impact of normalization of effective tax rate for discrete and other items	—	—	—	(14.2)	(14.2)
IM income from discontinued operations, net of tax	(7.0)	(7.7)	(22.4)	(8.7)	(45.8)
IM costs not qualifying as discontinued operations, net of tax	4.5	3.7	3.9	3.6	15.6

Adjusted Net Income from Continuing Operations (a non-GAAP measure)	$21.5	$21.2	$23.4	$28.7	$94.7

Earnings Per Share from Continuing Operations under U.S. GAAP	$0.28	$0.26	$1.75	$0.40	$2.67
Net impact of items above per adjusted diluted share	(0.11)	(0.09)	(1.56)	(0.16)	(1.90)

Adjusted Earnings Per Share from Continuing Operations (a non-GAAP measure)	$0.17	$0.17	$0.19	$0.24	$0.77

Diluted Shares under U.S. GAAP	126.0	124.1	121.8	120.6	122.9

Net Income from Continuing Operations under U.S. GAAP	$34.9	$31.7	$213.7	$48.0	$328.3
Depreciation and Amortization	23.5	23.6	24.0	25.4	96.5
Interest expense	4.6	4.3	3.6	3.6	16.1
Income tax expense (benefit)	15.3	12.3	92.4	(1.1)	118.9

EBITDA (a non-GAAP measure)	$78.3	$71.9	$333.7	$75.9	$559.8

Income from Cellular Partnerships	(10.2)	(10.0)	—	—	(20.2)
Gain on sale of interests in Cellular Partnerships	—	—	(265.0)	—	(265.0)
Gain on sale of F&A business	(7.0)	—	—	—	(7.0)

Results of Information Management included in discontinued operations:
Income	(7.0)	(7.7)	(22.4)	(8.7)	(45.8)
Depreciation and amortization	(2.7)	(3.1)	(3.2)	(3.8)	(12.8)
Interest expense	—	—	—	—	—
Income tax (expense) benefit	(5.3)	(4.0)	7.0	(10.1)	(12.4)
IM costs not qualifying as discontinued operations	5.6	5.9	6.3	5.8	23.6

Adjusted EBITDA (a non-GAAP measure)	$51.7	$53.0	$56.4	$59.1	$220.2